                                                                    EXHIBIT 99.1

                            SUBSCRIPTION AGREEMENT
                           CRESCENT BANKING COMPANY

          The undersigned (individually and collectively the "Subscriber"),
                                                              ----------
intending to be legally bound, hereby applies to Crescent Banking Company (the "Company") to purchase the number of shares of Company's $1.00 par value common
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stock (the "Common Stock") at $______ per share (the "Purchase Price") specified
            ------------                              --------------
below, in accordance with the terms and conditions of this Subscription
Agreement and the Offering as described in the Prospectus, dated as of ______, 2001, relating to the offer and sale of the Common Stock (the "Prospectus").
                                                               ----------

          1. Receipt of Prospectus. The Subscriber has received and read a copy of the Prospectus with respect to the Offering, and understands that upon acceptance by the Company, this Subscription Agreement will be a binding obligation of the Subscriber to immediately purchase the shares subscribed.

          2. Purchase for Subscriber's Account Only. The Subscriber represents, warrants, and covenants that he is offering this Subscription Agreement and will purchase the Common Stock solely for his own account and for the person(s) in whose name(s) such shares are to be registered (or in whose names a brokerage account is to be established) as set forth below.

          3. Payment and Delivery of Subscription. All checks in payment of Subscriptions shall accompany this Subscription Agreement and shall be payable to "Crescent Banking Company." All shares subscribed and made available to the undersigned Subscriber by the Company must be paid in full before the Company will be obligated to issue any Common Stock in respect of such subscription. Subscription Agreements and checks in payment for Common Stock subscribed should be delivered or mailed to Attn: Mr. J. Donald Boggus, Jr., Crescent Banking Company, 251 Highway 515, Jasper, Georgia 30143. The offering period for the Common Stock will terminate sixty (60) days after the date of the Prospectus, but the Company reserves the right to extend the Offering for one thirty (30) day period in its sole discretion.

          4. Allocation of Shares. The Subscriber understands and agrees that the Company has, in its sole discretion, the right to allocate shares among Subscribers, and to accept or reject subscriptions in whole or in part.

          5. Delivery of Certificates. As a convenience to the Subscriber, unless the Subscriber indicates otherwise in the space provided below, the Subscriber will receive physical delivery of the certificate, registered in his name, as indicated in this Subscription Agreement.

          6. Miscellaneous. The Subscriber confirms that all information supplied by it is true, accurate, and complete, and shall constitute representations, warranties, and covenants which shall survive the execution, delivery, and acceptance of this Subscription Agreement and the issuance and delivery of the Common Stock to the Subscriber or his broker. When accepted by the Company, this Subscription Agreement shall bind the Subscriber and his successors and assigns, personal and legal representatives, and heirs to pay for all shares subscribed. The Subscriber may not assign or transfer this Subscription Agreement or any interest herein, and this Subscription Agreement may not be revoked by the Subscriber. Headings used herein are for convenience of reference only and shall not be considered in construing the terms of this Subscription Agreement. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

          Common Stock purchased by the undersigned shall be registered as listed below. In the absence of any contrary instructions, all shares subscribed by two or more individuals will be registered to such persons as joint tenants with rights of survivorship. (If certificates for shares are to be issued, or a brokerage account
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is to be established, in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, or in a person's Individual Retirement Account (or other qualifying retirement account), please indicate whether registration should be as trustee, custodian, or holder of an IRA/Retirement Account for each person, and if as trustee, please provide the full name and date of such trust.)

          IN WITNESS WHEREOF, the undersigned, acting with full authority and capacity has executed, or caused to be executed, this Subscription Agreement.

-------------------------------------------------      ----------------------------------------------------
Number of shares of                                    Name(s) of Subscriber(s):
Common Stock subscribed: _________________
                                                       ______________________________________
Total Subscription Price
(at $___ per share): $_____________________            ______________________________________

                                                       Please PRINT or TYPE exact name(s) in which the
                                                              -----    ----
                                                       undersigned desires Common Stock to be registered
-------------------------------------------------    ------------------------------------------------------

     Please indicate the form of ownership the undersigned desires for the Common Stock:

[_] Individual        [_] Tenants in Common          [_] Joint Tenants with Rights of Survivorship

[_] Trustee           [_] Custodian                  [_] Beneficiary of IRA/Retirement Account

[_] Corporation       [_] Partnership                [_] Other __________________________

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                              SUBSTITUTE FORM W-9
Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding. Instructions: You must cross out #2 above
                                      ------------
if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated.

Signature*___________________________________ Date:_______________________, 2001
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        PLEASE SIGN AND PROVIDE THE REQUESTED INFORMATION ON NEXT PAGE

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

             Subscriber #1                                          Subscriber #2 (if any)

_______________________________________                   _______________________________________
Signature*                        Date                    Signature*                         Date

_______________________________________                   _______________________________________
Social Security or Federal Taxpayer                       Social Security or Federal Taxpayer
Identification No.                                        Identification No.

_______________________________________                   _______________________________________
Residence Street Address/Route                            Residence Street Address/Route

_______________________________________                   _______________________________________
City and State                      Zip                   City and State                     Zip


_______________________________________                   _______________________________________
Area Code and Telephone Number                            Area Code and Telephone Number

* If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.



                          DO NOT WRITE BELOW THIS LINE
================================================================================




Accepted as of this ______ day of ___________________, 2001, as to ____________
shares of Common Stock.


CRESCENT BANKING COMPANY

By:____________________________________________
Name:__________________________________________
Title:___________________________________________

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